Exhibit 4.6



                            [Front of Certificate]

NUMBER  CU 216402                                              SHARES SPECIMEN

                           OHIO CASUALTY CORPORATION
               INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO

SEE LEGEND ON REVERSE                        SEE REVERSE FOR CERTAIN DEFINITIONS

                                                               CUSIP 677240 10 3

This certifies that


                                   SPECIMEN


is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK WITH A $.125 PAR VALUE PER SHARE OF

                           OHIO CASUALTY CORPORATION

(hereinafter called the "Corporation"), transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:  SPECIMEN
                           [CORPORATE SEAL OMITTED]

                             [Back of Certificate]

                           OHIO CASUALTY CORPORATION

         OHIO CASUALTY CORPORATION WILL MAIL TO THE RECORD HOLDER HEREOF, WITHOUT CHARGE, A COPY OF THE EXPRESS TERMS OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND OF THE OTHER CLASS OR CLASSES AND SERIES OF SHARES, IF ANY, WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, WITHIN FIVE (5) DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFORE. SUCH WRITTEN REQUEST MAY BE MAILED TO THE SECRETARY OF OHIO CASUALTY CORPORATION.

         The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:




TEN COM - as tenants in common                UNIF GIFT MIN ACT - _____Custodian_______ TEN
ENT - as tenants by the entireties                               (Cust)          (Minor)
JT TEN - as joint tenants with right          under Uniform Gifts to Minors
         of Survivorship and not as           Act________________
         tenants In common                           (State)


      Additional abbreviations may also be used though not in the above list.

      For Value Received, _________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE:
___________________

 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

___________________ shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
___________________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:__________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Ohio Casualty Corporation and First Chicago Trust Company of New York (the "Rights Agent"), dated as of December 15, 1989, as amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Ohio Casualty Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate. Ohio Casualty Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. Under certain circumstances, Rights issued to Acquiring Persons (as defined in the Rights Agreement) or certain related persons and any subsequent holder of such Rights may become null and void with respect to certain rights set forth in the Rights Agreement.


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